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                                                                   EXHIBIT 10.10

                                FIRST AMENDMENT
                                    TO THE
                             EMPLOYMENT AGREEMENT
                                      OF
                                JAMES F. VERHEY


     This FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT OF JAMES F. VERHEY ("First Amendment") is made and entered into effective January 15, 1998 by and between James F. Verhey ("Employee") and Kaiser Ventures Inc. ("Kaiser").

                                    Recitals

     A. Employee is currently employed by Kaiser as Senior Vice President-Finance and Chief Financial Officer and has an existing Employment Agreement with Kaiser dated effective June 17, 1996 (the "Employment Agreement").

     B. Effective as of January 15, 1998, Kaiser has expanded Employee's duties and responsibilities by appointing him Executive Vice President in addition to his duties as Chief Financial Officer of Kaiser.

     C. Employee and Kaiser desire to amend the Employment Agreement as provided herein to reflect the change in Employee's duties and an increase in his annual base salary.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendment of Section 1 of Employment Agreement. Section 1 of the Employment Agreement is hereby amended in its entirety to read as follows:

           Employment, Positions and Duties. Kaiser hereby continues the
           ---------------------------------
           employment of Employee upon the terms and conditions set forth in the Employment Agreement as amended herein. Employee's positions with Kaiser shall be Executive Vice President and Chief Financial Officer. Employee shall have the responsibilities and duties normally incident to such positions, including, but not limited to, those duties and responsibilities set forth in Exhibit "A" attached hereto and incorporated herein by this reference and such other duties and responsibilities as may be reasonably assigned to him from time-to-time by Kaiser's President or Chief Executive Officer. Employee agrees to devote his full business time and attention to the discharge of his duties and responsibilities under this Agreement.

     2. Amendment of Section 3 of Employment Agreement. Section 3 of the Employment Agreement is hereby amended in its entirety to read as follows:

           Base Salary. Employee's initial annual base salary shall be One
           ------------
           Hundred Ninety Five Thousand Dollars ($195,000) per year. In the event that any restricted stock is issued to Employee as a part of his annual base salary, the value of such restricted stock at the time of its grant shall be counted as base salary in the calculation of any bonus that may be awarded to Employee. For all other purposes, any such stock shall be treated as

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           salary for the calculation of any benefits based upon an employee's salary as may be required by law or any benefit plan.

           Prior to the first meeting of the Board of Directors in any calendar year, the Human Relations Committee of the Board will review Employee's salary and report its recommendations for any revision to the full Board at such meeting.

     3. Amendment of Schedule "A" to Employment Agreement. Schedule "A" to the Employment Agreement is hereby amended in its entirety to read as set forth in the Revised Schedule "A" attached hereto and incorporated herein by this reference.

     4. Ratification of Employment Agreement as Amended. The Employment Agreement is not amended in any respect except as expressly provided herein, and the Employment Agreement as amended by this First Amendment is hereby ratified and approved in all respects.

     5. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Employment Agreement to be effective as of the day and year first written above not withstanding the actual date of signature.



                                    "Employee"
                                    James F. Verhey


                                    /s/ James F. Verhey
                                    -------------------------------------------
                                    James F. Verhey


                                    "Kaiser"
                                    Kaiser Ventures Inc.


                                    By:  /s/ Richard E. Stoddard
                                         --------------------------------------
                                         Richard E. Stoddard, President & Chief
                                         Executive Officer



                                    By:  /s/ Lyle B. Stevenson
                                         --------------------------------------
                                         Lyle B. Stevenson, Chairman of the
                                         Human Relations Committee

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                                    REVISED
                                 SCHEDULE "A"

                                JAMES F. VERHEY
                        Executive Vice President & CFO

     This position will report to the President and Chief Executive Officer.

Responsibilities:

     This position has the responsibility to manage all accounting, finance, tax, and treasury functions for the Company and its subsidiaries; to represent the Company with all outside entities coming under the purview of corporate finance; to ensure all reporting requirements are met in a satisfactory and timely manner; to assist senior management in analyzing, evaluating and pursuing new business and growth opportunities; to manage the Company's annual budget and capital plan processes; to manage the Company's financial analysis and modeling function; to manage the Company's insurance program; to direct the human resource and employee benefits functions; to manage the corporate office; to ensure the smooth functioning of all administrative departments, and to monitor all project development activities from the financial perspective. These duties include the following:

     . Assist CEO in analyzing, evaluating and pursuing business and growth opportunities.
     . Seek out, secure and manage all financing for future growth opportunities and acquisitions.
     . Oversee environmental compliance and environmental remediation implementation and compliance.
     . Oversee investor relations program implementation, shareholder/ investor communications, media relations and charitable and political donations.
     .     Oversee implementation of real estate development and financing strategy.
     .     Oversee SEC reporting and disclosure issues.
     .     Manage and oversee financial aspects of SEC compliance.
     . Oversee the treasury and controller functions. Oversee all audit procedures, outside auditors, and report to the Chairman of the Audit Committee.
     . Manage all aspects of the accounting function of the Company, employing Generally Accepted Accounting Procedures.
     .     Manage the Company's annual budget and capital plan processes.
     .     Manage the Company's financial analysis and modeling function.
     .     Manage all tax planning and reporting.
     .     Manage all debt and equity structuring.
     .     Manage all insurance programs.
     . Manage and oversee all human resource functions to include employee benefits and personal legal issues.
     . Manage and oversee the corporate office, Kaiser Eagle Mountain and MRC, operations, insuring both smooth functioning of all administrative departments and operations of both facilities.
     .     Monitor all project development activities from the financial perspective.
     .     Participate in major negotiations with third parties.
     . To direct and manage the operations of the Company in the absence of the Chief Executive Officer.

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